Exhibit 10.3

CONVERTIBLE PROMISSORY NOTE

Amount: US $ 50,000	Date: May 21, 2013

FOR VALUE RECEIVED, American Sands Energy Corp. (the “Debtor” or “Company”), hereby promises to pay in lawful money of the United States to the order of William Evans Swindells Trust, or its successors or assigns (“Lender”) at such place as the holder hereof may from time to time designate in writing, the principal sum of Fifty Thousand Dollars ($50,000), together with interest on the unpaid principal balance hereof from the date hereof until paid in full.

1.	PAYMENTS OF PRINCIPAL AND INTEREST.

Unless converted as provided below, Debtor will pay this Note in full, together with interest, on the earlier of June 30, 2014 (“Due Date”), together with all accrued and unpaid interest. This Note shall bear interest at the rate of six percent (6%) per annum. Debtor will pay Lender at such place as Lender may designate in writing. Unless otherwise agreed or required by applicable law, payments will be applied first to interest and then to principal.

2.	EVENT OF DEFAULT.

The occurrence of the following shall be deemed to be an event of default (an “Event of Default”) hereunder: (a) Company fails to convert this Note, as provided below, or fails to pay when due any sums payable hereunder; (b) Company files a voluntary petition in bankruptcy or a petition or answer seeking liquidation, reorganization or an arrangement with its creditors; (c) Company applies for, or consents to, the appointment of a receiver, trustee or liquidator, admits in writing its inability to pay its debts or makes a general assignment for the benefit of its creditors; (d) Company defaults in the performance under any term, covenant, condition, or obligation contained herein; (e) Company fails to perform any other obligation under this Note, or (f) the representations of the Company under this Note prove to be untrue.

3.	ACCELERATION AND LATE CHARGE.

3.1           Upon the occurrence of an Event of Default and without further notice to Debtor, all unpaid principal, plus all accrued interest and other amounts due hereunder, shall become immediately due and payable.

3.2           Any amount which is not paid when due hereunder shall thereafter, in addition to the other amounts payable hereunder by reason thereof, bear interest at a rate equal to twelve percent (12%) per annum (or such lesser rate as is the maximum rate permitted by applicable laws) commencing the date fifteen (15) days after the due date until paid.

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4.	ATTORNEYS FEES.

Should suit be brought to enforce, interpret or collect any part of this Note, the Lender shall be entitled to recover, as an element of the costs of suit and not as damages, reasonable attorneys’ fees and all other costs of enforcement and collection.

5.	CONVERSION.

5.1           Conversion Right. The Lender shall convert this Note in connection with an equity or debt financing of $2 million or more (“Bridge Financing”). Lender shall convert all, but not less than all, of the principal amount of the Note and accrued interest thereon (the “Note Value”) into (a) the number of shares of common or preferred stock or (b) the debt instruments (collectively referred to as the “Conversion Securities”) of the Company equal to (a) in the case of common or preferred shares, the Note Value divided by the price of a common or preferred shares in the Bridge Financing (subject to adjustment as provided in the Notes) or (b) in the case of a debt offering, an amount equal to the outstanding balance of the Note due hereunder. In either case, the Conversion Securities shall be of the same class and/or series, and shall entitle the Lender to the same rights and privileges, as the equity or debt issued in the Bridge Financing.

5.2           No Fractional Shares. No fractional shares of the Company’s Common Stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Lender would otherwise be entitled upon conversion of this Note, the Company shall round such share up to a whole share.

5.3           Mechanics and Effect of Conversion. Upon conversion, the Lender shall (a) surrender this Note, duly endorsed, at the principal offices of the Company, and (b) execute a subscription agreement and all other documents required to executed by other investors in such financing round ( the “Subscription Agreement”) with typical investor representations, including representations required to establish Lender’s status, or any assign, as an “Accredited Investor,” as defined in Rule 501 of Regulation D promulgated pursuant to the 1933 Act. At its expense, the Company will, as soon as practicable thereafter, and in any event within thirty (30) business days thereafter, issue and deliver to Lender, the type of Conversion Securities into which this Note converts which Lender is entitled to receive upon such conversion (bearing the securities legend set forth on this Note and any other legends that may be required by applicable state or federal securities law in the opinion of legal counsel for Company), together with any other securities or property to which the Lender is entitled upon such conversion under the terms of this Note, including a check payable to the order of the Lender for any cash amounts payable as provided above as a result of the conversion of this Note into a fractional share of Equity Stock. Upon full conversion of the entire unpaid balance of this Note, the Company will be released from all its obligations and liabilities under this Note.

5.4           When Conversion Effected. A conversion of the unpaid balance of this Note shall be deemed to have been effected immediately prior to the close of business on the business day on which the Note and the Subscription Agreement are surrendered to the Company as provided above, and at such time, the person in whose name such Conversion Securities are issued as provided herein shall be deemed to be the record holder of such securities as of such date for all purposes.

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6.             NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its Articles of Incorporation or bylaws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Lender against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Note above the amount payable therefor on such exercise, (b) will at all times reserve and keep available a number of its authorized shares of Equity Stock or such other securities as may be issuable on conversion of this Note (and on the conversion or exercise of such other securities), free from all preemptive rights thereon, which will be sufficient to permit the full conversion of this Note, and (c) shall take all such action as may be necessary or appropriate in order that said shares of Equity Stock (or such other securities) that may be issued pursuant to the conversion of this Note will, upon issuance, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof.

7.             REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Lender that:

7.1           Authorization. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Note, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance) and delivery of the shares to be issued upon conversion of the Note has been taken.

7.2           Valid Issuance of Stock. The Equity Stock, when issued, sold and delivered in accordance with terms of this Note, will be duly and validly issued, fully paid and nonassessable.

8.             SENIOR NOTE. This Note will be senior to all outstanding obligations of the Company.

9.             LOSS OR MUTILATION. On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction of this Note, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Note, the Company at its expense will execute and deliver, in lieu thereof, a new Note of like tenor.

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10.           NO RIGHTS OR LIABILITY AS A STOCKHOLDER. This Note does not by itself entitle the Lender to any voting rights or other rights as a stockholder of the Company. In the absence of affirmative action by the Lender to purchase Equity Stock by conversion of this Note, no provisions hereof, and no enumeration herein of the rights or privileges of the Lender shall cause the Lender to be a stockholder of the Company.

11.           NOTICES. All notices referred to in this Note shall be in writing and shall be deliverable personally or by certified or registered mail, return receipt requested, postage prepaid and will be deemed, to have been given when so delivered or mailed (i) to the Company, at its principal executive offices and (ii) to the Lender, at such address as appears in the records of the Company (unless otherwise indicated by Lender).

In Witness Whereof, the Company has executed this Note as of the date first above written.

American Sands Energy Corp.

By	/s/ William C. Gibbs
Its	Chief Executive Officer

William Evans Swindells Trust

By	/s/ Terry Haught
Its	Trustee

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